Exhibit 99.1

China Jo-Jo Drugstores Announces the Fourth Quarter and Year End

Financial Results for Fiscal Year 2016

Q4 Gross Profit grew 29.0%, EPS increased to $0.05/share

FY 2016 Revenue up 15.8%, Online Pharmacy Sales Increased 77.8%

HANGZHOU, China, June 28, 2016 /PRNewswire/ -- China Jo-Jo Drugstores, Inc. (NASDAQ CM: CJJD) (the "Company" or "China Jo-Jo"), a leading China-based pharmacy with retail, wholesale and online distribution of pharmaceutical and health care products through its own online and retail pharmacies, today announced financial results for the fourth quarter and fiscal year ended March 31, 2016.

FY 2016 Fourth Quarter Highlights:

●	Revenue was $20,468,616 for the fourth quarter ended March 31, 2016 as compared to $20,982,649 during the same period of last year
●	Gross profit increased to $4,311,559 from $3,341,109 in the same quarter of last year
●	Net income was $802,899 during the three months ended March 31, 2016, as compared to $519,423 in the fourth quarter of last year
●	Earnings per share (EPS) was $0.05/share, as compared to EPS of $0.03/share for the same quarter of last year

Fiscal Year 2016 Highlights:

●	Total revenue increased by $12,169,848 or 15.8% for the year ended March 31, 2016, as compared to the previous fiscal year
●	Retail drugstores sales increased by $2,405,908 or 4.9%, for the year ended March 31, 2016, as compared to the previous fiscal year
●	Online pharmacy sales increased 77.8% over FY 2015, to a record revenue of $26,449,981, which accounts for approximately 29.7% of the Company's overall sales
●	Gross profit increased by $5,073,557, or 40.8% year over year, while gross margin increased from 16.2% of FY 2015 to 19.7% of FY 2016
●	Net income was $447,156, and EPS was $0.03/share during FY 2016, as compared to net income of $855,628 and EPS of $0.06/share
●	The Company ended the year with cash and restricted cash balance of $20,419,863, $62.1 million in total assets, and $42.8 million in total liabilities

Reconciliation to non-GAAP Financial Measures

	For The Years Ended March 31
	2016	2015
Net income	$447,156	$855,628
Share based compensation expense	1,022,790	1,020,306
Change in fair value of derivative liabilities	(612,198)	36,411
Adjusted net income	857,748	1,912,345
Adjusted net income per share - diluted	0.05	0.13

Revenue increase during FY 2016 was mainly due to the expansion of the Company's retail drugstores and online pharmacy business. Retail drugstores sales, which accounted for approximately 57.5% of total revenue, increased by approximately $2.4 million, of which a 3.5% increase in same-store sales contributed approximately $1.7 million while new stores sales contributed approximately $0.7 million. Excluding RMB depreciation effect, the same store sales increased by approximately 6.4% year over year. The same store sales are expected to continue to grow due to the increasing demand for healthcare products in China.

Online pharmacy sales reached $26,449,981, an increase of 77.8% over the previous year, thanks to the increased sales on e-commerce platform partners, such as Tmall, JD.com and yhd.com, as well as the enhanced amount of transactions on the Company's own online pharmacy website. To further expand the online presence of its pharmacy products, the Company launched its own branded stores on WeChat, China's leading mobile messaging app and social network with over 500 million active users. Meanwhile, sales on the Company's official online pharmacy website for the year ended March 31, 2016 increased by 233.2% from a year ago, primarily as a result of partnership with large insurance companies in China such as the People's Insurance Company (Group) of China Limited that refer their insurance customers to purchase qualified products through China Jo-Jo's website.

Chairman and CEO of China Jo-Jo, Mr. Liu Lei commented, "We achieved solid results in fiscal year 2016. We consolidated the operations of our retail drugstores and implemented key initiatives such as increasing product adaptability, providing access to mobile payments, and launching in-pharmacy virtual doctor clinics to drive sales and provide value-added services to our customers. We maintained profitability while migrating our product mix to higher margined pharmaceutical and health and wellness products. At the same time, our expansion in the fast-growing online pharmacy markets in China continues to outpace the industry. Our online pharmacy sales continued to grow rapidly through both third-party e-commerce platforms and our own online pharmacy website."

"Moving forward, our efforts will continue to focus on opening or acquiring more stores, creating deeper relationships with our customers, holding regional dominant market share in retail pharmacy, while taking a data-driven approach in identifying popular products and enhancing our abilities to promote online sales. We believe we have the right strategy for succeeding as a leading online and physical retail chain pharmacy stores in China."

CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	March 31,
	2016	2015
ASSETS
CURRENT ASSETS
Cash	$6,671,873	$4,023,581
Restricted cash	13,747,990	8,992,101
Financial assets available for sale	465,165	1,307,200
Notes receivable	15,506	138,952
Trade accounts receivable, net of allowance for doubtful accounts of $2,099,244 and $2,870,818, as of March 31, 2016 and 2015, respectively	8,054,597	9,237,743
Inventories	10,802,691	10,538,591
Other receivables, net of allowance for doubtful accounts of $28,405 and $83,084, as of March 31, 2016 and 2015, respectively	1,376,468	1,130,264
Advances to suppliers, net of allowance for doubtful accounts of $105,542 and $1,225,514, as of March 31, 2016 and 2015, respectively	4,230,665	4,717,352
Other current assets	1,518,048	2,200,838
Total current assets	46,883,003	42,286,622

PROPERTY AND EQUIPMENT, net	5,543,076	7,056,781

OTHER ASSETS
Long-term investment	108,539	-
Farmland assets	1,562,205	1,704,359
Long term deposits	2,452,056	2,584,025
Other noncurrent assets	2,595,129	2,734,798
Intangible assets, net	2,928,779	3,142,003
Total other assets	9,646,708	10,165,185

Total assets	$62,072,787	$59,508,588

LIABILITIES AND STOCK HOLDERS' EQUITY
CURRENT LIABILITIES
Short-term loan payable	$31,011	$32,680
Accounts payable, trade	16,667,396	15,915,915
Notes payable	17,595,634	15,752,969
Other payables	1,917,821	2,931,869
Other payables - related parties	2,199,775	2,729,740
Loan from third parties	-	-
Customer deposits	2,610,151	3,759,050
Taxes payable	483,770	328,111
Accrued liabilities	615,056	509,537
Total current liabilities	42,120,614	41,959,871

Purchase option and warrants liability	636,301	315,327
Total liabilities	42,756,915	42,275,198

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock; $0.001 par value; 250,000,000 shares authorized; 17,735,504 and 15,650,504 shares issued and outstanding as of March 31, 2016 and 2015	17,736	15,651
Preferred stock; $0.001 par value; 10,000,000 shares authorized; nil issued and outstanding as of March 31, 2016 and 2015	-	-
Additional paid-in capital	22,088,267	19,301,233
Statutory reserves	1,309,109	1,309,109
Accumulated deficit	(6,957,053)	(7,404,210)
Accumulated other comprehensive income	2,857,813	3,972,543
Total stockholders' equity	19,315,872	17,194,326

Non-controlling interests	-	39,064
Total equity	19,315,872	17,233,390

Total liabilities and stockholders' equity	$62,072,787	$59,508,588

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the years ended March 31,
	2016	2015
REVENUES, NET	$89,065,580	$76,895,732

COST OF GOODS SOLD	71,553,998	64,457,707

GROSS PROFIT	17,511,582	12,438,025

SELLING EXPENSES	12,360,872	10,416,451
GENERAL AND ADMINISTRATIVE EXPENSES	5,175,476	313,390
TOTAL OPERATING EXPENSES	17,536,348	10,729,841

INCOME FROM OPERATIONS	(24,766)	1,708,184

OTHER INCOME(EXPENSE), NET	(43,535)	295,018
IMPAIRMENT OF LONG-LIVED ASSETS	-	(1,053,765)
CHANGE IN FAIR VALUE OF PURCHASE OPTION AND WARRANTS LIABILITY	612,198	(36,411)

INCOME BEFORE INCOME TAXES	543,897	913,026

PROVISION FOR INCOME TAXES	96,741	57,398

NET INCOME	447,156	855,628

ADD: NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	(929)

NET INCOME ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	$447,156	$856,557

NET INCOME	$447,156	$855,628

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	(1,114,730)	66,857

COMPREHENSIVE INCOME (LOSS)	(667,574)	922,485

Less: Comprehensive loss attributable to non-controlling interest	-	(1,479)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CHINA JO-JO DRUGSTORES, INC.	$(667,574)	$921,006

WEIGHTED AVERAGE NUMBER OF SHARES:
Basic	16,096,406	14,960,522
Diluted	16,147,505	15,156,423

EARNINGS (LOSS) PER SHARES:
Basic	$0.03	$0.06
Diluted	$0.03	$0.06

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

						Accumulated
	Common Stock			Retained Earnings		other	Non-
	Number of		Paid-in	Statutory		comprehensive	controlling
	shares	Amount	capital	reserves	Unrestricted	income/(loss)	interest	Total
BALANCE, March 31, 2014	14,416,022	14,416	17,355,555	1,309,109	(8,260,767)	3,905,136	(40,543)	$14,363,992
Stock based compensation	615,000	615	1,003,872					1,004,487
Net income (loss)					856,557		(929)	855,628
Issuance of common stocks in exchange of debts	619,482	620	941,806					942,426
Foreign currency translation gain (loss)						67,407	(550)	66,857
BALANCE, March 31, 2015	15,650,504	$15,651	19,301,233	1,309,109	(7,404,210)	3,972,543	39,064	$17,233,390

Stock based compensation	885,000	885	1,021,906					1,022,791
Net income					447,157			447,157
Registered direct offering financing	1,200,000	1,200	1,765,128					1,766,328
Foreign currency translation loss						(1,114,730)	(39,064)	(1,153,794)
BALANCE, March 31, 2016.	17,735,504	$17,736	22,088,267	1,309,109	(6,957,053)	2,857,813	0	$19,315,872

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CHINA JO-JO DRUGSTORES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$447,156	$855,628
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt direct write-off and provision	(1,584,031)	(7,461,802)
Depreciation and amortization	1,456,029	2,820,489
Inventory reserve and write-off	-	(775,660)
Leasehold improvement and fixed assets impairment	-	1,053,765
Stock compensation	1,002,791	1,004,487
Change in fair value of purchase option derivative liability	(612,198)	36,411
Change in operating assets:
Accounts receivable, trade	432,677	(410,498)
Notes receivable	118,687	(138,187)
Inventories and biological assets	(762,212)	(2,970,350)
Other receivables	(67,778)	(920,961)
Advances to suppliers	1,329,323	5,266,390
Other current assets	581,847	(523,585)
Long term deposit	-	220,079
Other noncurrent assets	-	320,938
Change in operating liabilities:
Accounts payable, trade	1,595,739	1,255,589
Other payables and accrued liabilities	(598,213)	929,608
Customer deposits	(976,138)	548,534
Taxes payable	202,026	(47,657)
Net cash provided by operating activities	2,585,705	1,063,218

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of financial assets available for sale	790,845	-
Increase in financial assets available for sale	-	(1,307,200)
Acquisition of equipment	(192,937)	(1,283,997)
Increase in intangible assets-acquisition of Sanhao Pharmacy	-	(1,585,118)
Investment in a joint venture	(110,718)	-
Additions to leasehold improvements	(57,382)	(189,135)
Net cash provided by (used in) investing activities	429,808	(4,365,450)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	23,258	32,500
Repayment of short-term bank loan	(23,258)	(162,500)
Repayment of third parties loan	-	(294,405)
Change in restricted cash	(5,319,861)	(5,824,192)
Proceeds from notes payable	21,657,140	28,169,765
Repayment of notes payable	(18,956,792)	(20,333,918)
Changes in other payables-related parties	(481,879)	1,280,997
Proceeds from sale of stock and warrants	2,699,500	-
Net cash provided by (used in) financing activities	(401,892)	2,868,247

EFFECT OF EXCHANGE RATE ON CASH	34,671	12,290

INCREASE (DECREASE) IN CASH	2,648,292	(421,695)

CASH, beginning of year	4,023,581	4,445,276

CASH, end of year	$6,671,873	$4,023,581

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$155,578	$56,366
Cash paid for income taxes	$78,550	$65,567
Issuance of common stocks in exchange of debts	$-	$941,613
Non-cash financing activities:
Issuance of stock purchase options to an investment bank	147,728	-

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Use of non-GAAP financial measures

To supplement China Jo-Jo's consolidated financial results presented in accordance with GAAP, China Jo-Jo uses the following measures defined as non-GAAP financial measures by the SEC: net income (loss) excluding share-based compensation expenses and change in fair value of derivative liabilities, and diluted net income (loss) per share excluding share-based compensation expenses and change in the fair value of derivatives liabilities. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

China Jo-Jo believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and liquidity by excluding share-based compensation expenses and change in fair value of derivative liabilities that may not be indicative of its operating performance from a cash perspective. China Jo-Jo believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management's internal comparisons to China Jo-Jo's historical performance and liquidity. China Jo-Jo computes its non-GAAP financial measures using the same consistent method from quarter to quarter. China Jo-Jo believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. A limitation of using these non-GAAP measures is that they exclude share-based compensation and change in fair value of derivative liabilities charge that has been and will continue to be for the foreseeable future a significant recurring expense in our business. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from each non-GAAP measure. The table under the heading Reconciliation to non-GAAP Financial Measures in the beginning of the release has more details on the reconciliations between GAAP financial measures that are most directly comparable to non-GAAP financial measures.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its own retail drugstores, wholesale distributor and online pharmacy, is a leading retailer and wholesale distributor of pharmaceutical and healthcare products in China. As of March 31, 2016, the Company had 58 retail pharmacies in Zhejiang Province, China. The Company's wholesale subsidiary not only supplies its retail stores, but also distributes drug and other healthcare products to other drugstores and drug vendors. The Company routinely posts important information on its corporate websites at www.jiuzhou-drugstore.com (Chinese) and www.chinajojodrugstores.com (English).

Forward Looking Statement

Statements in this press release regarding the Company that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including, but not limited to, financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "estimate," "may," "will," "should," "project," "plan," "seek," "intend," "anticipate," the negatives thereof, or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. It is routine for the Company's internal projections and expectations to change as the quarter and year progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company is under no obligation to inform you if they do. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of numerous factors, including the risks associated with the effect of changing economic conditions in the People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations Contact:

Steve Liu
steve.liu@jojodrugstores.com

Frank Zhao
86-571-88077108
frank.zhao@jojodrugstores.com

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